EXHIBIT 12



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



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Twelve Months to March 31                                              1995
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Earnings:
  Net income................................................         $ 30,857
  Add income taxes..........................................           (1,931)
                                                                     ________
    Income before income taxes..............................           28,926
  Distributed income from unconsolidated investee,
    less equity in earnings thereof.........................             (536)
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    Subtotal................................................           28,390
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  Add fixed charges:
    Interest on long-term debt, including amortization
      of debt discount and expense less premium.............           88,624
    Other interest expense..................................           11,030
    Portion of rentals deemed to be representative
      of the interest factor................................            8,467
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Total Fixed Charges.........................................          108,121
                                                                     ________
Total Earnings..............................................         $136,511
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Ratio of Earnings to Fixed Charges..........................             1.26
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